UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 2, 2006

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 2, 2003, AF Services, LLC (formerly AF Services, Inc.), a wholly-owned subsidiary of PC Mall, Inc., entered into an agreement with WNI/Tennessee, L.P. (formerly Anderson-Tully Company) for the lease of approximately 212,000 square feet of real property, located in Memphis, Tennessee, for a period of forty months, beginning on September 1, 2003 and ending on December 31, 2006. The leased property serves as PC Mall’s primary distribution center.

On October 2, 2006, AF Services exercised its first option to extend the lease term for a period of three years, commencing on January 1, 2007 and continuing through December 31, 2009, in accordance with the Renewal Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 2, 2006, AF Services exercised its first option to extend the lease term of its primary distribution center located in Memphis, Tennessee for a period of three years, commencing on January 1, 2007 and continuing through December 31, 2009, as detailed in Item 1.01. The monthly base rent is $47,346.67 per month for the lease term of January 1, 2007 through December 31, 2009. PC Mall is a guarantor of the obligations of AF Services under this lease agreement and Renewal Letter.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Renewal Letter for lease of property in Memphis, Tennessee, entered into on October 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

(Registrant)

Date: October 6, 2006	By:	/s/ Theodore R. Sanders
Theodore R. Sanders Chief Financial Officer

Index to Exhibit

Exhibit No.	Description

10.1	Renewal Letter for lease of property in Memphis, Tennessee, entered into on October 2, 2006.